Exhibit (m)(3)(b)

                                   SCHEDULE A
                                   ----------

                          EATON VANCE INVESTMENT TRUST
                            CLASS C DISTRIBUTION PLAN
                            Effective: June 16, 2003



Name of Fund Adopting this Plan                                 Date of Original Plan (Inception Date)
-------------------------------                                 --------------------------------------
Eaton Vance California Limited Maturity Municipals Fund
Eaton Vance Florida Limited Maturity Municipals Fund            November 29, 1993/January 27, 1995 (January 30, 1995)
Eaton Vance Massachusetts Limited Maturity Municipals Fund      November 29, 1993/January 27, 1995 (January 30, 1995)
Eaton Vance National Limited Maturity Municipals Fund           November 29, 1993/January 27, 1995 (January 30, 1995)
Eaton Vance New York Limited Maturity Municipals Fund           November 29, 1993/January 27, 1995 (January 30, 1995)
Eaton Vance Pennsylvania Limited Maturity Municipals Fund       November 29, 1993/January 27, 1995 (January 30, 1995)